Exhibit 99(8)


                       AMENDMENT NO. 2
                              TO
                           FORM F-1

        FORM FOR REGISTRATION OF SECURITIES OF A BANK
             UNDER SECTION 12(b) OR SECTION 12(g)
                            OF THE
               SECURITIES EXCHANGE ACT OF 1934

FDIC Certificate No. 27334


                          People's Bank
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         (Exact name of bank as specified in charter)

         850 Main Street, Bridgeport, Connecticut 06604
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                (Address of principal office)

                           06-1213065
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             (I.R.S. Employer Identification No.)

                         (203) 338-7171
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        (Bank's telephone number, including area code)

Title of each class of securities being registered under Section
12(b) of the Act:

                             NONE

Title of each class of securities being registered under Section
12(g) of the Act:

               COMMON STOCK (without par value)

Indicate by check mark if the bank, as a "small business issuer" as defined under 17 CFR 240.12b-2, is providing alternative disclosures as permitted for small business issuers in this Form
F-1. [ ]

      Preliminary Note: This Amendment No. 2 to Form F-1 is being filed by People's Bank ("People's") solely to amend and update
Item 14, "Capital Stock Being Registered", contained in People's registration statement on Form F-1 dated June 22, 1988 as amended by Amendment No. 1 to Form F-1 dated July 28, 1988. The information required by Item 14 of Form F-1 as in effect at the time Form F-1 and Amendment No. 1 to Form F-1 were filed is now required by Item 13 (Securities Being Registered) of Form F-1 as currently in effect. Only information required by Item 13 is included in this filing. The omission from this Amendment No. 2 of responses to other items of Form F-1 (a) is not intended to effect or imply, and may not be construed as effecting or implying, any amendment to any other item of Form F-1 or Amendment No. 1 to Form F-1 previously filed by People's, and (b) is not intended to revoke or amend, and may not be construed as revoking or amending, any updated information pertaining to any such item that may have been contained in any filing made by People's with the Federal Deposit Insurance Corporation pursuant to the Securities Exchange Act of 1934 subsequent to the filing of Form F-1 or Amendment No. 1 to Form F-1.

Item 13 - Securities Being Registered.

(a)  Capital Stock.

      General. People's is authorized by its Articles of Incorporation (the "Articles") to issue up to 100,000,000 shares of Common Stock, without par value (the "Common
      Stock"), and 10,000,000 shares of preferred stock, without par value ("Preferred Stock").

      The Board of Directors of People's (the "Board") has broad authority to designate and establish the terms of one or more series of Preferred Stock. Among other matters, the Board is authorized to establish voting powers, designations, preferences and relative participating, optional or other special rights of each such series and any qualifications, limitations and restrictions thereon. No shares of any series of Preferred Stock are outstanding as of the date hereof.

      This Form applies only to People's Common Stock.

      Voting. Each holder of Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders. Shareholders are not permitted to cumulate their votes for the election of directors. Under People's Articles, shareholder action is by the vote of a majority of the voting power of all issued and outstanding shares of capital stock entitled to vote on such action, except where a greater percentage is required by the Connecticut Banking Law (the "CTBL") or the Connecticut Business Corporation Act (the "CTBCA").

      Subject to applicable provisions of the CTBCA, shareholder action may be taken without a vote by written consent of the holders of a majority of the outstanding shares of Common Stock (or such greater percentage as may be required by the Articles or by law as noted above).

      The CTBL limits the voting rights that may be conferred on any class of preferred stock issued by People's only to such voting rights as are required to be granted by the CTBCA to be granted to the holders of such class of stock.


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      Dividends. The declaration and payment of dividends on the
      Common Stock is subject to determination by the Board in its discretion and to the preferential rights, if any, of any class of securities having priority as to dividends or other distributions with respect to the Common Stock. The declaration and payment of dividends on the Common Stock is also subject to applicable provisions of the CTBL, the CTBCA, and federal banking laws.

      Liquidation Rights. If People's were to be liquidated, holders of Common Stock would be entitled to receive any remaining assets of People's, in cash or in kind, after payment of all liabilities and of all amounts reserved in liquidation accounts as well as any amounts payable to holders of equity securities senior to the Common Stock, if any. The CTBL limits the priority of liquidation rights that may be conferred on any class of preferred stock issued by People's to an amount equal to the original investment in such stock, plus an amount equal to any dividends earned but not paid prior to liquidation.

      Preemptive Rights. Holders of Common Stock are entitled to preemptive rights with respect to any additional shares of Common Stock or securities convertible into Common Stock that may be issued for cash (except pursuant to stock options or option plans approved by shareholders). Preemptive rights may be waived by a holder of shares of Common Stock.

      Redemption. The Common Stock is not subject to call or redemption, and may not be redeemed or repurchased by People's without the consent of the FDIC and the Banking
      Commissioner of the State of Connecticut (the
      "Commissioner").

      Board of Directors. People's Articles provide that the Board of Directors of People's will be divided into three classes, with directors in each class elected for three-year terms. People's Bylaws provide that the number of positions on the Board of Directors - within the range of 9 to 16 directors - may be increased or decreased only by the Board of Directors. People's Bylaws also impose restrictions on the ability of shareholders to nominate candidates for election to the Board of Directors. People's Articles and Bylaws provide that vacancies created by an increase in the number of directorships can be filled for the unexpired term only by the People's Board. Vacancies occurring for any other reason, such as death or resignation, would likewise be filled by the remaining directors.

      Restrictions on Acquisition of Common Stock.

      (i) State and Federal Laws. Certain provisions of Connecticut law and federal law may limit or otherwise affect the acquisition of Common Stock. One such provision is contained in Section 36a-194(e) of the CTBL, which allows the Commissioner to seek the appointment of a receiver and to institute proceedings to dissolve a Connecticut mutual holding company if such holding company ceases to own at least 51% of the "ordinarily voting" equity securities of its subsidiary bank. People's was formed as part of a corporate reorganization in which People's Mutual Holdings was created as a mutual holding company, with People's as its majority-owned subsidiary. The Common Stock represents the only class of "ordinarily voting" equity securities of People's for purposes of this statute.


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      The CTBL and federal banking statutes contain other
      provisions intended to govern the acquisition of control of banking organizations such as People's. The CTBCA contains certain fair price and procedural provisions applicable to "business combinations" involving an "interested shareholder" and a Connecticut corporation such as People's. These laws are of general application, and consequently are not summarized in this Item 13.

      (ii) People's Articles. Certain provisions of the Articles are designed to discourage certain types of transactions which involve an actual or threatened change in control of People's. Specifically, Article VIII of the Articles requires the Board to evaluate any proposed business combination, any proposal by another person or persons acting as a group to effect a business combination, or a tender or exchange offer involving People's or any subsidiary thereof, in light of various business and non-business factors. Factors which the Board must consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, include (A) the social and economic effects of the transaction on People's and its subsidiaries, affiliates, employees, depositors, borrowers from and other customers of People's, creditors, and the relevant constituencies of the communities in which People's and its subsidiaries and affiliates operate or are located, (B) the business and financial condition and earnings prospects (present and anticipated) of People's and its subsidiaries and affiliates, (C) the business and financial condition and earnings prospects of the acquiring person or group, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other foreseeable financial obligations of the acquiring person or group, and the possible effects of such factors upon People's and its subsidiaries and affiliates and the relevant constituencies of the communities in which People's and its subsidiaries and affiliates operate or are located, and (D) the competence, experience and integrity of the acquiring person or group and its management.

      The term "business combination" in Article VIII of the Articles encompasses four categories of transactions: (1) the sale, exchange, lease, transfer or other disposition to or with any person or group or any affiliate or associate of such person or group by People's or any of its subsidiaries (in a single transaction or in a series of related transactions) of all, substantially all, or any substantial part, of its or their assets or businesses (including, without limitation, any securities issued by a subsidiary of People's); (2) any purchase, exchange, lease, or other acquisition by People's or any of its subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any substantial part, of the assets or business of any person or group or any affiliate or associate of any such person or group; (3) any merger or consolidation of People's or any subsidiary thereof into or with any person or group or affiliate or associate of such person or group, irrespective of which person or group is the surviving entity in such merger or consolidation; and (4) the acquisition upon the issuance thereof of beneficial ownership by any person or group of Common Stock or securities convertible into Common Stock or any voting securities or securities convertible into voting securities of any subsidiary of People's, or the acquisition, upon the issuance thereof of beneficial ownership by any person or group of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing if such person or group prior to such acquisition owned, or as a result of such acquisition would own, more than 5% of the Common Stock or more than 5% of the voting securities of a


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      subsidiary then issued and outstanding (assuming full
      conversion of all securities owned or to be acquired by such person or group which are or would be convertible into Common Stock or voting securities of a subsidiary).

(b)  Debt Securities.  Not applicable.

(c)  Warrants and Rights.  Not applicable.

(d)  Other Securities.  Not applicable.

(e) Market Information for Securities Other Than Common Equity.
    Not applicable.


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                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, People's has duly caused this Amendment No. 2 to the Registration Statement on Form F-1 to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PEOPLE'S BANK


Date: December 30, 1997             By:  /s/ Vincent J. Calabrese
                                         ------------------------
                                         Vincent J. Calabrese
                                         Vice President and
                                         Chief Accounting Officer